UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2010 (December 30, 2009)

CLEARTRONIC, INC.
(Exact name of registrant as specified in its charter)

333-135585 (Commission File Number)	65-0958798 (IRS Employer Identification No.)
8000 North Federal Highway, Boca Raton, Florida (principal executive offices)	33487 (Zip Code)

Registrant's telephone number, including area code: 561-939-3300

________________________________________________________________________________

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Agreement.

On January 19, 2010, the registrant entered into a subscription agreement with a private investor (the “Investor”). Under the terms of the subscription agreement, the Investor purchased 2,747,253 units, each unit consisting of two shares of the registrant’s common stock and a warrant for the purchase of one (1) share of the registrant’s common stock, for a purchase price of $0.0364 per unit and an aggregate purchase price of $100,000. The warrants are exercisable at $0.10 per share of common stock and expire on February 15, 2013. A copy of the form of warrant is filed with this report as Exhibits 10.1and is incorporated by reference herein. The foregoing description of the warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the form of warrant.

On January 19, 2010, the registrant entered into a security agreement with a private investor (the “Holder”) in connection with the issuance of a promissory note, which is more fully described in Item 2.03 below. Under the terms of the security agreement, the registrant granted the Holder a security interest in certain of the registrant’s assets as security for its obligations under the promissory note more fully described in Item 2.03 below. A copy of the security agreement is filed with this report as Exhibit 10.2 and is incorporated by reference herein. The foregoing description of the security agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the security agreement.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 19, 2010, the registrant issued to a private investor (the “Holder”) a secured promissory note for the principal amount of $25,000. The note bears interest at 10% per annum, and interest is payable quarterly beginning on March 31, 2010. The note may be pre-paid at any time without penalty.  The outstanding principal amount and any unpaid accrued interest is due by December 31, 2012.

The following are considered events of default under the note:

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the registrant’s failure to pay in full the principal amount when due;

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fifteen days after the Holder gives proper notice to the registrant that a required interest payment has not been made and such payment is not made within such fifteen day period; and

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the registrant declaring bankruptcy or becoming insolvent or if any bankruptcy or insolvency proceedings are instituted or made by or against the registrant.

In the case of default, the Holder may declare the entire unpaid principal amount to be immediately due and payable without notice or demand, and the unpaid principal amount will bear interest from the time of such default at the maximum legal rate permissible.

A copy of the note is filed with this report as Exhibit 10.3 and is incorporated by reference herein. The foregoing description of the note does not purport to be complete and is qualified in its entirety by reference to the full text of the note.

Item 3.02

Unregistered Sales of Equity Securities.

Between December 30, 2009 and January 27, 2010, the registrant issued an aggregate of 16,544,416 shares of its common stock, $.001 par value. As more fully described in Item 1.01 above, 5,494,506 shares were issued to one private investor for cash proceeds of $100,000. Reference is made to the disclosures set forth in Item 1.01 of this report, which disclosures are incorporated herein by reference. 1,818,832 shares were issued upon conversion of an outstanding promissory note in the principal amount of $33,103. 6,342,342 were issued to five individuals upon conversion of accounts payable, accrued fees and accrued expenses in the amount of $113,017. 2,888,736 shares were issued to two officers and directors upon conversion of accrued fees and expenses in the amount of $52,575. There were no underwriting discounts or commissions.

The registrant claimed exemption from the registration provisions of the Securities Act of 1933 (the “Securities Act”) pursuant to Section 4(2) thereof inasmuch as no public offering was involved. The shares were not offered or sold by means of: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium, or broadcast over television or radio, (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, or (iii) any other form of general solicitation or advertising and the purchases were made for investment and not with a view to distribution. Each of the purchasers was, at the time of the purchaser’s respective purchase, an accredited investor, as that term is defined in Regulation D under the Securities Act, and had access to sufficient information concerning the registrant and the offering.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

No.	Description

10.1	Form of Warrant

10.2	Form of Security Agreement

10.3	Form of Secured Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEARTRONIC, INC.

Date: January 28, 2010

By: /s/ Larry Reid

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Larry Reid

Chef Executive Officer

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